UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Eagle Point Institutional Income Fund

(Exact name of registrant as specified in its charter)

Delaware	93-3395436
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Steamboat Road Suite 202 Greenwich, CT	06830
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.125% Series A Term Preferred Shares due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A file number to which this form relates:  333-276455

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are shares of 8.125% Series A Term Preferred Shares due 2029 (the “Shares”) of Eagle Point Institutional Income Fund, a Delaware statutory trust (the “Registrant”). The Shares are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the date of the Prospectus Supplement (as defined below) under the trading symbol “EIIA.”

A description of Shares is set forth under the headings “Description of Our Capital Structure,” “Summary of the Offering” and “Description of the Series A Term Preferred Shares” in the Registrant’s preliminary prospectus dated October 4, 2024 (the “Preliminary Prospectus”) included in the Registrant’s registration statement on Form N-2 (as amended from time to time, the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (File Nos. 333-276455 and 811-23758, respectively), and under the headings “Description of Our Capital Structure,” “Summary of the Offering” and “Description of the Series A Term Preferred Shares” in the prospectus, dated October 8, 2024 (the “Prospectus”), as filed with the Commission pursuant to Rule 424 under the Securities Act on October 11, 2024. The descriptions of the Shares contained in the Preliminary Prospectus and Prospectus and in any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed with the Commission under the Securities Act, are hereby incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description

3.1	Certificate of Trust dated October 22, 2021*
3.2	Amendment to Certificate of Trust dated October 22, 2021*
3.3	Initial Declaration of Trust dated October 22, 2021*
3.4	Amended and Restated Declaration of Trust dated January 25, 2022**
3.5	Form of Supplement to the Amended and Restated Declaration of Trust***
3.6	By-laws dated January 25, 2022**
3.7	Amended and Restated By-laws dated February 13, 2024***

*	Previously filed on December 1, 2021 with the Registrant’s Registration Statement on Form N-2 (File No. 333-261444) and incorporated by reference herein.
**	Previously filed on March 2, 2022 with Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-261444) and incorporated by reference herein.
***	Previously filed on March 7, 2024 with the Registrant’s Registration Statement on Form N-2 (File Nos. 333-276455 and 811-23758) and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 16, 2024	EAGLE POINT INSTITUTIONAL INCOME FUND

	By:	/s/ Kenneth P. Onorio
	Name:	Kenneth P. Onorio
	Title:	Chief Financial Officer, Principal Accounting Officer and Chief Operating Officer